UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022 (November 29, 2022)

iStar Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STAR	NYSE
8.00% Series D Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PD	New York Stock Exchange
7.65% Series G Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PG	New York Stock Exchange
7.50% Series I Cumulative Redeemable Preferred Stock, $0.001 par value	STAR-PI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On November 29, 2022, iStar Inc. (the “Company”) announced the details of its previously announced special distribution of a portion of the shares of common stock of Safehold Inc. (“Safe”) owned by the Company. On or about December 7, 2022, the Company will pay 0.07655 shares of common stock of Safe in respect of each outstanding share of common stock of the Company held by stockholders of record as of December 1, 2022. The Company will distribute an aggregate of 6.64 million shares of Safe common stock in the special distribution and will own approximately 33.9 million shares of Safe common stock after giving effect to the special distribution.

As previously announced, the aggregate value of the special distribution is intended to approximate the Company's estimate of its undistributed real estate investment trust ("REIT") taxable income for 2022, which is primarily attributable to the gain from the sale of the Company's net lease portfolio in the first quarter of the year, offset by certain net operating loss carry forwards. As a REIT, the Company is subject to excise tax on any undistributed net capital gains.

No fractional shares of Safe common stock will be issued in connection with the special distribution, and instead Company stockholders will receive cash in lieu of any fractional shares. The distribution is expected to be treated primarily as a capital gain distribution. For a discussion of the material tax consequences related to this special distribution, please see Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	U.S. federal income tax considerations with respect to the special distribution.

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iStar Inc.

By:	/s/ Geoffrey Dugan
	Name:	Geoffrey Dugan
	Title:	General Counsel, Corporate and Secretary

Date: November 30, 2022